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                                                                       EXHIBIT 1

                    MARGIN ACCOUNT APPLICATION AND AGREEMENT


Title of Account
SHAMROCK HOLDINGS OF CALIFORNIA, INC.
_______________________________________________________________________

No margin account will be established for the Customer unless and until the account is approved for margin transactions by Goldman, Sachs & Co.

To:  Goldman, Sachs & Co.

This agreement sets forth our respective rights and obligations in connection with your accepting a margin account or accounts for the undersigned ("Customer"). You and Customer hereby agree to the following with respect to any of Customer's accounts with you for the purchase and sale of securities:

     1. All transactions under this agreement shall be in accordance with the rules and customs of the exchange or market, and its clearing house, if any, where the transactions are executed and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.
     2. Customer agrees that all securities and other property which you or any of your affiliates may hold for Customer or which are due to Customer (either individually or jointly with others), and the proceeds thereof, shall be subject to a general lien, security interest and right of setoff for the discharge of all Customer's obligations to you or any of your affiliates. You may, in your discretion and without notice to Customer deduct any amounts which may become due hereunder from Customer's account and apply or transfer any of Customer's

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          securities and other property interchangeably between any of
          Customer's accounts.
     3. Customer agrees to maintain margins for Customer's account as you may require from time to time. Customer agrees to pay interest charges which are imposed, in accordance with your usual custom, with respect to Customer's account and to pay on demand any debit balance owing with respect to Customer's account. Customer acknowledges receipt of the enclosed document entitled "Interest Charges to Customers." Customer agrees to pay promptly any custody or other fees which may be imposed by you with respect to the account.
     4. Customer agrees to designate all sell orders for securities as either "long" or "short." The designation of a sale of a security as "long" constitutes a certification that the securities to be sold are owned by Customer and, if such securities are not in your possession, the placing of such order shall constitute a warranty by Customer that Customer shall deliver such securities to you on or before settlement date.
     5. In the event of default of any obligation to you or any of your affiliates, or if for any reason you may deem it advisable for your or their protection, you may, without notice or demand to Customer, and at such time and place as you may reasonably determine, sell any securities or other property which you or any of your affiliates may hold for Customer or which is due to Customer (either individually or jointly with others) and apply the proceeds to the discharge of the obligation, or buy in or borrow any securities or other property sold for Customer's account but undelivered by Customer and cancel any outstanding orders and take such other action as you deem appropriate. Customer shall remain liable for any deficiency and shall promptly reimburse you for any loss or expense incurred thereby, including losses sustained by reason of your inability to borrow any securities or other property sold for Customer's account.

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     6.   Reports of the execution of orders and statements of Customer's account shall be conclusive if not objected to in writing within ten
          (10) days after forwarding by you to Customer by mail or otherwise.
     7. Customer agrees that securities and other property in Customer's account may be carried in your general loans and may be pledged or hypothecated separately or in common with other securities and any other property for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or other property. Notwithstanding any provision of this agreement to the contrary, so long as no default exists hereunder, you are not authorized to loan or transfer Customer's equity securities over a dividend record date to any party for use in connection with a short sale. Customer understands that when you hold on Customer's behalf bonds or preferred stocks which are callable in part by the issuer, such securities will be subject to your impartial lottery allocation system in which the probability of Customer's securities being selected as called is proportional to the holdings of all customers of such securities held in bulk by or for you; and that you will withdraw such securities from any depository prior to the first date on which such securities may be called unless such depository has adopted an impartial lottery system which is applicable to all participants. Customer may withdraw uncalled securities prior to a partial call subject to compliance with applicable margin requirements and the terms of this agreement and any other agreements between you and Customer. You are authorized to withdraw securities sold or otherwise disposed of, and to credit Customer's account with the proceeds thereof or make such other disposition thereof as Customer may direct or as provided for in this agreement. You are further authorized to collect all income and other payments which may become due on Customer's securities, to surrender for payment maturing obligations and those called for redemption and to exchange certificates

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          in temporary form for like certificates in definitive form, or if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Customer that although you will use reasonable efforts to effect the authorization set forth in the preceding sentence, you will incur no liability for your failure to effect the same.
     8. Customer and you agree that the accounts maintained hereunder may be terminated by you or Customer at any time effective upon the giving of notice of such termination to Customer or to you, as the case may be. Upon any such termination, the provisions of this agreement shall nevertheless remain in effect with respect to all securities and other property then held in such account or accounts, all transactions previously executed by you hereunder and all orders from Customer previously given to and accepted by you hereunder and not otherwise cancelled pursuant to the terms of this agreement. Customer agrees that you may, in your sole discretion and without prior notice to Customer, refuse to accept any order from Customer in connection with the purchase or sale of securities by giving notice of such refusal to Customer as soon as practicable after you are given such order.
     9. This agreement and its enforcement shall be governed by the laws of the State of New York and its provisions shall cover individually and collectively all accounts which Customer may maintain with you. This agreement is binding upon and inures to the benefit of you, Customer and our respective legal representative, successors and assigns. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, not a continuing waive of the provision or provisions so waived. All waivers must be in writing.
     10.  (a)  Arbitration is final and binding on the parties.
          (b) The parties are waiving their rights to seek remedies in court, including the right to a jury trial.

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          (c)  Pre-arbitration discovery is generally more limited than and different from court proceedings.
          (d) The Arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
          (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.
               Any controversy between you or any of your affiliates or any of your or their partners, officers, directors or employees on the one hand, and Customer on the other hand, arising out of or relating to this Agreement or the accounts established hereunder, shall be settled by arbitration, in accordance with the rules then obtaining of any one of the American Arbitration Association or The New York Stock Exchange, Inc., or any other exchange of which you are a member, or the National Association of Securities Dealers, Inc. or The Municipal Securities Rulemaking Board, as Customer may elect. If Customer does not make such election by registered mail addressed to you at your main office within ten (10) days after receipt of notification from you requesting such election, then Customer authorizes you to make such election on behalf of Customer. Any arbitration hereunder shall be before at least three arbitrators and the award of the arbitrators, or of a majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.
     11. Customer represents that no one except the Customer has an interest in Customer's account unless such interest is revealed in the title of such account and in any such case, Customer has the interest indicated in such title.
     12. Customer understands that you may be required to disclose to securities issuers the name, address and securities' positions with respect to securities held in the subject account in your or your nominee's name unless you are notified that

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          Customer objects.  Customer hereby notifies you that Customer wishes such disclosure to be made.
               Customer should strike out the preceding paragraph if Customer does not consent to such disclosure.
     13. By signing below, Customer acknowledges receipt of a copy of this Margin Account Application and Agreement.

By signing this agreement Customer acknowledges that customer's securities may be loaned to Goldman, Sachs & Co. or to others.


Name of Corporation

Shamrock Holdings of California, Inc.
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Signature                               Additional Signature (if necessary)

By:  /s/ Stanley P. Gold
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Stanley P. Gold, President
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Please Print Name                       Please Print Name


                12/21/92
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Date                                    Date


For Goldman, Sachs & Co. Use Only

Registered Representative
Receiving Account                       Approved by


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Date                                    Date